EXHIBIT 10.1

             SUPPLEMENT TO PLAN SUPPORT AGREEMENT


     This Supplement to Plan Support Agreement (the "Supplement"), dated as of June 3, 1996, is entered into by and between Cadiz Land Company, Inc. ("Cadiz") and the Official Committee of Creditors Holding Unsecured Claims in the jointly administered Chapter 11 cases of Sun World International, Inc. and Sun World, Inc., Case No. SB 94-23212 DN, U.S.B.C., C.D. Cal. (the "Committee" and, together with Cadiz, the "Parties").

     This Supplement is entered into in light of each of the following facts:

     A.   The Parties entered into that certain Plan Support
Agreement (the "PSA") as of December 11, 1995.

     B. In connection with the execution of the PSA, Cadiz delivered to the Committee, and the Committee deposited in its counsel's client trust account, $1 million (referred to in the PSA, together with interest earned thereon, as the Special Deposit).

     C. On January 2, 1996, the Court entered its "Order Authorizing Creditors' Committee to enter into Plan Support Agreement with Cadiz Land Company, Inc.; and (2) Approving Overbid Procedures, Expense Reimbursement to Cadiz Land Company, Inc. and Disposition of Special Deposit" (the "Order"). The Order reflects certain modifications to the PSA to which the Parties consented.

     D. Effective January 12, 1996, the Parties waived certain provisions of the PSA in order to permit the PSA to become effective notwithstanding an appeal of the Order by Caisse
Nationale de Credit Agricole (the "Waiver").

     E. Effective March 13, 1996, the Parties executed a Modification of the PSA (the "Modification") that, among other things, extended the deadline to confirm the New Plan. (The PSA, subject to the Modifications contained in the Order, the Waiver and the Modification, is referred to as the "Agreement.")

     F. The definition of "New Plan" in the Agreement includes "any plan of reorganization proposed by Cadiz that materially conforms to the current Plan as modified by Exhibit A, together with any modification required to comply with the Code or that increases the prospects for confirmation and that does not have a materially adverse effect on Cadiz."

     G. Since March 13, 1996, the Parties have negotiated over the terms of a consensual plan with each other and other creditors and interest holders and, subject to the provisions below, the Parties have modified the provisions of the New Plan and the timetable for its confirmation. The modifications to the New Plan are reflected in the Debtors' Fourth Amended Consolidated Plan of Reorganization dated June 3, 1996, which has been filed with the Bankruptcy Court (the "Filed Plan").

     H. Cadiz has agreed to support and pursue confirmation of the Filed Plan, and pursuant to the terms hereof, the Committee has agreed to support it in accordance with its terms.

     In light of the foregoing, the Parties agree as follows:

1.   DEFINITIONS.

     Otherwise undefined capitalized terms in the Supplement shall have the meanings ascribed to them herein or in the Agreement. Undefined terms that are used in the Bankruptcy Code or Rules shall be accorded the meanings given them in the Bankruptcy Code or Rules, as applicable.

2.   THE FILED PLAN.

     2.1 The Parties hereby agree (i) that the Filed plan falls within the definition of the "New Plan" set forth in the Agreement and quoted above and (ii), to the extent it does not, that any provision of the Agreement or of this Supplement applicable to the New Plan shall be applicable to the Filed
Plan.

     2.2 The Parties affirm that their rights and obligations under the Agreement and this Supplement with respect to the Firm
Proposal and the New Plan apply equally with respect to the Filed Plan.

3.   TIMING OF CONFIRMATION

     3.1  Pursuant to Sections 4.2(c) and 4.3(a)(v) of the
Agreement, the Committee hereby designates August 25, 1996 as the last day by which there shall be a Final Order confirming the New Plan.

4.   DISPOSITION OF THE SPECIAL DEPOSIT

     4.1 Pursuant to the Section 4.1 of the Agreement, on, or as soon as practicable after, the Effective Date, the Committee will disburse the Special Deposit to Cadiz or its nominee in accordance with written instructions to be provided by Cadiz.

5.   COUNTERPARTS

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed as of the date first above written.

                                   CADIZ LAND COMPANY, INC.
                                    a Delaware Corporation



                                   By: /s/  Keith Brackpool
                                    ----------------------------
                                     Keith Brackpool,
                                     Chief Executive Officer


                                   THE OFFICIAL COMMITTEE OF
                                   CREDITORS HOLDING UNSECURED
                                   CLAIMS




                                   By: /s/  Michael D. McKee
                                        ---------------------------------
                                            Michael D. McKee,
                                            Chair